CERTIFICATE OF EXECUTIVE OFFICER OF
                      MILLER PETROLEUM, INC.

     I, the undersigned, being the Executive Officer of Miller Petroleum, Inc., ("Miller"), a Tennessee corporation, pursuant to the Purchase and Sale Agreement dated August 28, 2000 (the "Agreement") by and among Miller and Nami ResourcesCompany, LLC.
DO HEREBY CERTIFY:
     (A)  That Miller has performed and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed or complied with by Miller prior to the Closing Date.
     (B) The representations and warranties of Miller contained in the Purchase Agreement, are true, correct and complete in all material respects on and as of the Closing Date and that no default by Miller exists under the Purchase Agreement.
     Dated as of August 28, 2000.
                                   MILLER PETROLEUM, INC.
                                   BY:/s/Deloy Miller
                                   ITS: CEO